                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement                [ ]  Confidential, for Use of the Commission
                                                     Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                            DYERSBURG CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                             DYERSBURG CORPORATION
                              1315 PHILLIPS STREET
                          DYERSBURG, TENNESSEE  38024

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD JANUARY 22, 1997


         As a shareholder of Dyersburg Corporation (the "Company"), you are hereby given notice of and invited to attend in person or by proxy the Annual Meeting of Shareholders of the Company to be held at The Millennium Hotel, 145 West 44th Street, New York, New York 10036 on Wednesday, January 22, 1997, at 9:00 a.m. E.S.T. for the following purposes:

         1. To elect three Class II directors for three-year terms and until their successors are duly elected and qualified;

         2. To ratify the appointment of Ernst & Young LLP as the independent accountants of the Company; and

         3. To transact such other business as may properly come before the meeting or any adjournment thereof.


         Only shareholders of record of Common Stock of the Company at the close of business on December 3, 1996 are entitled to notice of and to vote at the meeting.

         Whether or not you expect to attend the meeting, management desires to have the maximum representation at the meeting and respectfully requests that you date, execute, and mail promptly the enclosed proxy in the enclosed stamped envelope, which requires no postage if mailed in the United States. A proxy may be revoked by a shareholder any time prior to its use as specified in the enclosed proxy statement.



                                             BY ORDER OF THE BOARD OF DIRECTORS,


                                             /s/ William S. Shropshire, Jr.
                                             WILLIAM S. SHROPSHIRE, JR.
                                             SECRETARY
Dyersburg, Tennessee
December 16, 1996

                             DYERSBURG CORPORATION

                                PROXY STATEMENT

                         ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD JANUARY 22, 1997

To Our Shareholders:

         This Proxy Statement is furnished to shareholders of Dyersburg Corporation (the "Company") in connection with the solicitation of proxies by the Board of Directors of the Company to be voted at the Annual Meeting of Shareholders (the "Annual Meeting") to be held at the date, time, and place and for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders, or at any adjournment or adjournments thereof. The approximate date on which this Proxy Statement and the enclosed proxy are first being sent to shareholders is December 16, 1996. The principal executive offices of the Company are located at 1315 Phillips Street, Dyersburg, Tennessee 38024.

         The record of shareholders entitled to vote at the Annual Meeting was taken at the close of business on December 3, 1996. On such date, 13,127,508 shares of Common Stock, $.01 par value per share (the "Common Stock"), having one vote each were outstanding.

         Shares represented by valid proxies will be voted in accordance with instructions contained therein, or, in the absence of such instructions, in accordance with the Board of Directors' recommendations. Any shareholder of the Company has the unconditional right to revoke his or her proxy at any time prior to the voting thereof by any action inconsistent with the proxy, including notifying the Secretary of the Company in writing, executing a subsequent proxy, or personally appearing at the Annual Meeting and casting a contrary vote. No such revocation will be effective, however, unless and until notice of such revocation has been received by the Company at or prior to the Annual Meeting.

         The cost of soliciting proxies in the accompanying form will be borne by the Company. In addition to the use of mail, officers of the Company may solicit proxies by telephone or telecopy. Upon request, the Company will reimburse brokers, dealers, banks, and trustees, or their nominees, for reasonable expenses incurred by them in forwarding proxy material to beneficial owners of the Common Stock.


                 PROPOSAL ONE - ELECTION OF CLASS II DIRECTORS

         The Board of Directors of the Company is divided into three classes (Class I, Class II, and Class III). At each annual meeting of shareholders, directors constituting one class are elected for a three-year term. The Amended and Restated Charter of the Company provides that each class shall consist, as nearly as may be possible, of one-third of the total number of directors constituting the entire Board of Directors. The current Board of Directors is comprised of ten members, three of whom will be elected at the Annual Meeting. The Board of Directors of the Company has nominated and recommends to the shareholders L.R. Jalenak, Jr., T. Eugene McBride, and Patricia Hilsberg (who was appointed to fill a vacancy on the Board of Directors on July 24, 1996), each of whom is an incumbent Class II director, for election as Class II directors to serve until the annual meeting of shareholders in 2000 and until such time as their respective successors are duly elected and qualified. The election of directors requires the vote of a plurality of the Common Stock.

         If any of the nominees should become unable to accept election, the persons named in the proxy may vote for such other person or persons as may be designated by the Board of Directors. Management has no reason to believe that any of the nominees named above will be unable to serve. Certain information with respect to the nominees for election as Class II directors and with respect to Class I and Class III directors (who are not nominees for election at the Annual Meeting) is set forth on the following pages.

       Name            Age                   Principal Occupation/Directorships                Director Since
       ----            ---                   ----------------------------------                --------------
DIRECTOR NOMINEES
-----------------
Class II Directors

L.R. Jalenak, Jr.      66     Mr. Jalenak retired in December 1993 from the position of             1992
                              Chairman of the Board of Cleo Inc., a Gibson Greetings Company
                              manufacturing giftwrap, greeting cards, and related products, a position he had held since June 1990.  For over ten years prior to June 1990, Mr. Jalenak was President and Chief Executive
                              Officer of Cleo Inc.  Mr. Jalenak is also a director of Perrigo
                              Company and Lufkin Industries, and is an independent trustee and vice-chairman of First Funds, a family of mutual funds managed by First Tennessee Bank, Memphis, Tennessee.

T. Eugene McBride      53     Mr. McBride is Chairman of the Board, President, and Chief            1989
                              Executive Officer of the Company.  He joined the Company in
                              September 1988 as Executive Vice President.  Mr. McBride was
                              named President and Chief Operating Officer of the Company in
                              January 1989, Chief Executive Officer in September 1990, and
                              Chairman of the Board in July 1995.

Patricia Hilsberg      43     Ms. Hilsberg has been the Executive Vice President -                  1996
                              Merchandising of Bernard Chaus since June 1995.  Ms. Hilsberg had been the Executive Vice President - Merchandising of Evan
                              Picone from November 1991 through May 1993.

CONTINUING DIRECTORS
--------------------
Class I Directors
(Terms Expire 1999)

John D. Howard         44     Mr. Howard has been the Chief Executive Officer of Gryphon            1986
                              Capital Partners Corporation, a merchant banking firm ("Gryphon
                              Capital"), since July 1996.  Previously, Mr. Howard was the Co-
                              Chief Executive Officer of Vestar Capital Partners, Inc., a
                              merchant banking firm ("Vestar Capital"), from August 1993.
                              Mr. Howard had been Managing Partner of Vestar Capital from
                              March 1990 to August 1993. Mr. Howard also serves as a director of Celestial Seasonings, Inc., Access Beyond, Inc., Clark-
                              Schwebel Inc. and National Realty Trust.

Julius Koppelman       80     Mr. Koppelman has been Chairman of Harding Service, LLC and           1995
                              President and Chairman of the Board of its predecessor, Harding
                              Service Corporation, a management consulting firm ("Harding
                              Service"), since 1985.  Mr. Koppelman is also a director of
                              Princess House, Inc. and Artegraft Inc.

Julius Lasnick         67     Mr. Lasnick, now retired, was the President-Manufacturing of          1992
                              Springs Industries, Inc., a textile company ("Springs
                              Industries"), from 1991 until April 1993.  From 1986 until
                              April 1993 he also served as Executive Vice President and a director of Springs Industries.  Mr. Lasnick is also a director of National Spinning Co., Inc. and Sandlapper Fabrics, Inc.

Class III Directors
(Terms Expire 1998)

Marvin B. Crow         64     Mr. Crow has been President of KBO Enterprises, the predominant       1990
                              business of which is operating "TCBY" frozen yogurt stores, since April 1988.  Prior to that he was President of J. P.
                              Stevens & Co., Inc., a textile company.  Mr. Crow is also a director of National Spinning Co., Inc., Ameritex Yarn
                              Corporation and The Bibb Company.

James E. Herring       51     Mr. Herring is the President of IQUE, Inc., a manufacturer of         1994
                              finished garments and indirect wholly owned subsidiary of the
                              Company ("IQUE").  Mr. Herring served as the President and
                              Chief Executive Officer of United Knitting, Inc., a
                              manufacturer of stretch fabrics and indirect wholly owned
                              subsidiary of the Company ("United Knitting") from 1994 to
                              1996.  Mr. Herring served as Chairman of the Board and Chief
                              Executive Officer of United Knitting from 1991 until its
                              acquisition by the Company in January 1994.

Daniel W. Miller       46     Mr. Miller has been the Managing Director of Vestar Resources,        1990
                              Inc., a management consulting firm and affiliate of Vestar
                              Capital since September 1993.  Mr. Miller had been President of
                              Harding Service, from January 1992 to September 1993 and a
                              Senior Vice President of Harding Service until December 31,
                              1995.  Mr. Miller is also a director of Anvil Knitwear, Inc.
                              and Russell-Stanley Corporation.

Jerome M. Wiggins      56     Mr. Wiggins is President - Operations of the Company.  Mr.            1992
                              Wiggins joined the Company in August 1989 as Vice President,
                              Chief Financial Officer, Treasurer, and Secretary and served in those capacities until he was named President - Operations in
                              December 1995.


         The Board of Directors holds regular quarterly meetings and meets on other occasions when required by special circumstances. Certain directors also devote their time and attention to the Board's principal standing committees. The committees, their primary functions, and memberships are as follows:

         Executive Committee -- This committee is authorized generally to act on behalf of the Board of Directors between scheduled meetings of the Board, subject to certain limitations established by the Board and applicable corporate law. The Executive Committee is also given specific authorization by the Board, from time to time, with respect to certain matters. Members of the Executive Committee are T. Eugene McBride, Marvin B. Crow, Julius Koppelman and Julius Lasnick.

         Audit Committee -- This committee makes recommendations to the Board of Directors with respect to the Company's financial statements and the appointment of independent auditors, reviews significant audit and accounting policies and practices, meets with the Company's independent public accountants concerning, among other things, the scope of audits and reports, and reviews the performance of the overall accounting and financial controls of the Company. Members of the Audit Committee are Marvin B. Crow, L.R. Jalenak, Jr. and Daniel
         W. Miller.

         Compensation Committee -- This committee has the responsibility for reviewing and approving the salaries, bonuses, and other compensation and benefits of executive officers, reviewing and advising management regarding benefits and other terms and conditions of compensation of management, and administering the Company's 1992 Stock Incentive Plan (the "1992 Stock Plan") and the Nonqualified Stock Option Plan for Employees of Acquired Companies (the "Stock Option Plan"). Members of the Compensation Committee are Julius Koppelman, L.R. Jalenak, Jr. and Julius Lasnick. See "Compensation Committee Report on Executive Compensation."

         Nominating Committee -- This committee is responsible for reviewing the size and composition of the Board and the qualifications of possible candidates for the Board and making recommendations respecting nominees to be proposed to shareholders for election at each Annual Meeting. In accordance with the Company's Bylaws, nominations for election to the Board of Directors may be made by the Board of Directors, a nominating committee appointed by the Board of Directors, or by any shareholder entitled to vote for the election of directors. Nominations made by shareholders must be made by written notice (setting forth the information required by the Company's Bylaws) received by the Secretary of the Company at least 120 days in advance of an annual meeting or within 10 days of the date on which notice of a special meeting for the election of directors is first given to shareholders. Members of the Nominating Committee are John D. Howard, L.R. Jalenak, Jr., Julius Koppelman and Julius Lasnick.

         Mergers and Acquisitions Committee. The Board of Directors has recently established a mergers and acquisitions committee, the responsibilities of which will be to explore opportunities for growth through acquisitions. Members of the Mergers and Acquisitions Committee are T. Eugene McBride, John D. Howard, L.R. Jalenak, Jr., Julius Koppelman and Julius Lasnick.

         The Board of Directors held 4 meetings during the fiscal year ended September 28, 1996 ("fiscal 1996"). The Executive Committee held 1 meeting during fiscal 1996, the Audit Committee held 1 meeting during fiscal 1996, the Compensation Committee held 7 meetings during fiscal 1996, the Mergers and Acquisitions Committee held 2 meetings during fiscal 1996 and the Nominating Committee held 2 meetings during fiscal 1996. Each of the directors attended at least 75% of the meetings of the Board of Directors and the committees on which such director served.

         SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS

         As of December 3, 1996, there were 13,127,508 shares of Common Stock outstanding and entitled to vote at the Annual Meeting. Each share of Common Stock is entitled to one vote on each of the matters to be voted on at the Annual Meeting. The following table sets forth, as of December 3, 1996, the beneficial ownership of each current director (including the three nominees for director), each of the executive officers named in the Summary Compensation Table beginning on page 6 hereof (the "Named Executive Officers"), the executive officers and directors as a group, and each shareholder known to management of the Company to own beneficially more than 5% of the outstanding Common Stock. Unless otherwise indicated, the Company believes that the beneficial owner set forth in the table has sole voting and investment power.

                 Name of                                   Amount and Nature of             Percent of
             Beneficial Owner                             Beneficial Ownership(1)             Class
------------------------------------------------------------------------------------------------------
Stephen J. Dauer                                                       156,412(2)               1.2
James E. Herring                                                       304,901(3)(4)            2.3
T. Eugene McBride                                                      208,000(3)               1.6
Janice L. Whitlock                                                       6,792(3)               *
Jerome M. Wiggins                                                      217,733(3)               1.6
John D. Howard                                                         269,602                  2.1
Julius Lasnick                                                           9,000(3)               *
Julius Koppelman                                                        80,000                  *
L.R. Jalenak, Jr.                                                       16,500(3)               *
Frank E. Richardson(6)                                                 654,225(5)               5.2
Marvin B. Crow                                                           8,000(3)               *
Daniel W. Miller                                                            --                 --
Patricia Hilsberg                                                        5,000(3)               *
MCJ Foundation(7)                                                    1,595,370(8)              12.2
Directors and executive officers as a group                          1,535,672(9)              11.6
  (17 persons)
------------------------------------------------------------------------------------------------------


__________________________________
 *       Less than one percent.
(1) Pursuant to the rules of the Securities and Exchange Commission (the "SEC"), shares of Common Stock subject to options held by directors and executive officers of the Company that are exercisable within 60 days of the date hereof are deemed outstanding for the purpose of computing such director's or executive officer's beneficial ownership and the beneficial ownership of all executive officers and directors as a group.
(2) Includes 300 shares of Common Stock owned by Mr. Dauer's spouse and 6,386 shares of Common Stock issuable upon the exercise of an option granted pursuant to the 1992 Stock Plan.
(3) Includes shares of Common Stock issuable upon the exercise of options granted pursuant to the 1992 Stock Plan held by the individual in the following amount: Ms. Whitlock, 6,792; Mr. McBride, 17,499; Mr. Wiggins, 11,895; Mr. Herring, 51,599; Mr. Lasnick, 7,000; Mr. Jalenak, 7,000; Mr. Crow, 7,000; and Ms. Hilsberg, 5,000.
(4)      Includes 9,000 shares of Common Stock owned by Mr. Herring's spouse.
(5) Includes 23,493 shares of Common Stock owned by The Richardson Foundation, a charitable foundation, of which Mr. Richardson is trustee.
(6) Address: c/o Vestar Capital Partners, 245 Park Avenue, 41st Floor, New York, New York 10167.
(7)      Address:  330 South Street, P.O. Box 1975, Morristown, New Jersey
         07962-1975.
(8) Based upon Amendment No. 2 to Schedule 13D filed with the SEC on November 11, 1996, by Kurt T. Borowsky, David J. Roy, The MCJ Foundation ("MCJ"), Van Beuren Management Trust ("VBM") and The PICK Foundation, Inc. ("PICK"), as joint filers. As the Designated Trustees of MCJ, Messrs. Borowsky and Roy have the sole power to vote and dispose of 1,100,000 shares owned by MCJ; as the sole trustees of VBM, Messrs. Borowsky and Roy have the sole power to vote and dispose of the 394,670 shares owned by VBM; and Mr.Borowsky shares voting and dispositive power with his spouse and children over 100,700 shares owned by PICK. Does not include 177, 263 shares owned by Mr. Borowsky individually.
(9) Includes 149,244 shares of Common Stock issuable upon the exercise of options granted pursuant to the 1992 Stock Plan.

                             EXECUTIVE COMPENSATION


SUMMARY COMPENSATION TABLE

         Unless the context otherwise requires, the term "Company" as used in connection with executive compensation refers to the Company and its wholly owned operating subsidiaries, Dyersburg Fabrics Inc. ("Dyersburg Fabrics") , IQUE and United Knitting. As a general rule, Dyersburg Fabrics pays directly the cash compensation to employees of the Company other than employees of IQUE and United Knitting, who are paid directly by their respective employers. The following table provides information as to annual, long-term, and other compensation paid by the Company to the Company's Chief Executive Officer and to each of the other Named Executive Officers of the Company for services rendered in all capacities to the Company and its subsidiaries.

                                                                               Long-Term
                                                Annual Compensation       Compensation Awards
                                                ---------------------     --------------------
                                                                                                       All Other
Name and Principal Positions(1)   Fiscal Year    Salary        Bonus           Options (#)           Compensation(2)
-------------------------------   -----------   --------     --------         ------------           ---------------
T. Eugene McBride,                 1996         $259,386      $96,950          25,414 (3)                 $15,446
 Chairman, President and           1995          250,008       50,000              --                      15,771
 Chief Executive Officer           1994          243,756       79,832          24,000                      17,513

James E. Herring,                  1996         $241,329      $97,781          66,751 (3)                 $ 8,311
 President - IQUE                  1995          240,104           --              --                       9,355
                                   1994(4)       182,365       92,142         135,000 (5)                  17,956


Jerome M. Wiggins,                 1996         $186,258      $65,012          16,492 (3)                 $12,731
 President - Operations            1995          172,008       27,500              --                      13,486
                                   1994          161,760       45,984          11,000                      11,886

Janice L. Whitlock,                1996         $181,678      $61,287          34,981 (6)                 $14,228
 President - Dyersburg             1995          165,000                           --                      10,776
 Marketing                         1994            3,438       41,158          25,000                        N/A
                                                                  N/A


Stephen J. Dauer,                  1996         $174,000      $52,612           9,311 (3)                 $13,784
 Sr. Vice President -              1995          173,004       41,948              --                      14,089
 Sales                             1994          168,762       49,706           9,000                      16,975


___________________________


(1) Except for Mr. Herring, who is employed by IQUE, positions below are with Dyersburg Fabrics. Mr. Herring was employed by United Knitting during fiscal years 1995 and 1994.

(2) Includes contributions by the Company in fiscal 1996 to the Dyersburg Fabrics Inc. Profit Sharing Plan (the "Profit Sharing Plan"), and to the Company's Deferred Compensation Plan and premiums paid by the Company for term life insurance provided for the benefit of the Named Executive Officer, all as reflected in the table below.

                                                                                Group Term Life
         Name               Profit Sharing Plan  Deferred Compensation Plan    Insurance Premiums
         ----               -------------------  --------------------------    ------------------
T. Eugene McBride                   $8,710                 $5,296                    $1,440

James E. Herring                     7,650                     --                       661

Jerome M. Wiggins                    8,710                  3,877                       144

Janice L. Whitlock                   8,710                  4,472                     1,046

Stephen J. Dauer                     8,710                  4,072                     1,002

(3) Reflects number of options repriced in fiscal 1996. See "Report on Repricing of Options/SARs."
(4) For services rendered beginning January 19, 1994, the date of the acquisition of United Knitting by the Company.
(5) Options issued under the 1992 Stock Plan in connection with the acquisition of United Knitting.
(6) Includes 16,981 options repriced in fiscal 1996. See "Report on Repricing of Options/SARs."


                     OPTION/SAR GRANTS IN LAST FISCAL YEAR

The following table sets forth certain information concerning options granted in fiscal 1996:


                                   Individual Grants
-------------------------------------------------------------------------------------
                                                                                             Potential Realizable Value At
                                                                                             Assumed Annual Rates of Stock
                                                                                             Price Appreciation for Option
                                             Percent of                                                   Term
                           Number of            Total                                        ------------------------------
                           Securities       Options/SARs
                           Underlying        Granted to      Exercise
                          Options/SARs       Employees In     of Base      Expiration
        Name                Granted         Fiscal Year(1)     Price          Date                5%                  10%
-------------------       ------------      --------------   --------      ----------        -----------          ----------
T. Eugene McBride            11,250 (2)            2.9         $4.50          4/16/02         $31,837.79          $80.683.21
                             14,164 (2)            3.6         $4.50          11/3/03          40,084.49          101,581.96

James E. Herring             66,751 (2)           17.0         $4.50          1/19/04         188,907.05          478,727.56

Jerome M. Wiggins            10,000 (2)            2.5         $4.50          4/16/02          28,300.26           71,718.41
                              6,492 (2)            1.6         $4.50          11/3/03          18,372.53           46,559.59

Janice L. Whitlock           16,981 (2)            4.3         $4.50          9/26/04          48,056.67          121,785.03
                             18,000 (3)            4.6         $5.00          9/26/04          56,600.52          143,436.82

Stephen J. Dauer              4,000 (2)            1.0         $4.50          4/16/02          11,320.10           28,687.36
                              5,311 (2)            1.3         $4.50          11/3/03          15,030.27           38,089.65


(1) Includes options initially granted and all options repriced in fiscal 1996. See "Report on Repricing of Options/SARs."
(2) Options repriced in fiscal 1996.  See "Report on Repricing of
    Options/SARs."
(3) Options initially granted in fiscal 1996.

              AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                   AND FISCAL YEAR-END OPTION/SAR VALUE TABLE

    No options or stock appreciation rights ("SARs") were exercised by the Named Executive Officers during fiscal 1996 and 5 of the Named Executive Officers held "in-the-money" options or SARs at the end of fiscal 1996. The numbers and value of the unexercised options held by the Named Executive Officers is set forth in the following table.

                                    Number of Unexercised               Value of Unexercised
                                          Options at                        In-the-Money
                                       Fiscal Year-End               Options at Fiscal Year-End
                                 ----------------------------     -------------------------------
       Named Executive Officer   Exercisable    Unexercisable     Exercisable       Unexercisable
       -----------------------   -----------    -------------     -----------       -------------
       T. Eugene McBride           17,499            7,915          $19,686              $8,904

       James E. Herring            51,599           15,152           58,049              17,046

       Jerome M. Wiggins           11,895            4,597           13,301               5,172

       Janice L. Whitlock           6,792           28,189            7,641              22,713

       Stephen J. Dauer             6,386            2,925            7,184               3,290

                      REPORT ON REPRICING OF OPTIONS/SARS

  On January 15, 1996, the Compensation Committee approved the exchange of all options then outstanding (the "existing options") pursuant to the 1992 Stock Plan and the Stock Option Plan held by executive officers and other management employees of the Company for a reduced number of new options. The following table sets forth certain information concerning the exchange, which has been the only repricing of options or SARs held by an executive officer of the Company during the last ten completed fiscal years:

                        TEN YEAR OPTIONS/SAR REPRICINGS


                                        Number of                                                              Length of
                                        Securities     Market Price                                         Original Option
                                        Underlying     of Stock at      Exercise Price                       Term Remaining
                                        Options/         Time of          at Time of           New             at Date of
                                      SARs Repriced    Repricing or      Repricing or       Exercise          Repricing or
   Name                  Date           or Amended      Amendment          Amendment          Price            Amendment
-----------------      -------        -------------    ------------     --------------      --------        -----------------
T. Eugene McBride      1/24/96          22,500(1)          $4.50             $9.00           $4.50          6 years 3 months
                       1/24/96          24,000(2)          $4.50             $7.63           $4.50          7 years 9 months

James E. Herring       1/24/96         118,946(3)          $4.50             $8.02           $4.50          8 years

Jerome M.Wiggins       1/24/96          20,000(4)          $4.50             $9.00           $4.50          6 years 3 months
                       1/24/96          11,000(5)          $4.50             $7.63           $4.50          7 years 9 months

Janice L. Whitlock     1/24/96          25,000(6)          $4.50             $6.63           $4.50          8 years 8 months

Stephen J. Dauer       1/24/96           8,000(7)          $4.50             $9.00           $4.50          6 years 3 months
                       1/24/96           9,000(8)          $4.50             $7.63           $4.50          7 years 9 months

----------------------
(1)      11,250 shares after repricing.
(2)      14,164 shares after repricing.
(3)      66,751 shares after repricing.
(4)      10,000 shares after repricing.
(5)      6,492 shares after repricing.
(6)      16,981 shares after repricing.
(7)      4,000 shares after repricing.
(8)      5,311 shares after repricing.

  The Compensation Committee believed that repricing the existing options was in the best interests of the Company and its shareholders. In the view of the Compensation Committee, the decline of the market price of the Company's common stock following its initial public offering substantially impaired the effectiveness of the existing options as incentives to management's performance. The Compensation Committee further believed that repricing the existing options would provide an incentive for employees of the Company to acquire an equity interest in the Company. The Committee set the exercise price of the new options at $4.50 per share,the closing price of the Company's stock on the New York Stock Exchange at the time of the repricing. The Compensation Committee further determined that the number of shares covered by the new options should be reduced in proportion to the amount the exercise price of the existing option exceeded the exercise price of the new option. For example, existing options on 1000 shares with an exercise price of $9.00 per share could be exchanged for 500 new options with the $4.50 per share exercise price. The new options are exercisable in accordance with the vesting schedule previously established for the existing options, expire on the expiration date of the existing options and otherwise are identical in all material respects to the existing options they replaced.

        JULIUS KOPPELMAN, Chairman    L.R. JALENAK, JR.   JULIUS LASNICK

COMPENSATION OF DIRECTORS

         Directors who are not employees of the Company are entitled to receive an annual fee of $12,000, plus $1,000 for each Board of Directors meeting attended and $500 for each committee meeting attended. Directors who are employed by the Company receive no directors' fees. All directors are reimbursed for their expenses incurred in attending meetings.

         As of the date hereof, the 1992 Stock Plan provides for automatic grants of non-qualified stock options to directors who have not served as an officer or employee of the Company or any Subsidiary or Affiliate, or any person beneficially owning five percent or more of the Common Stock of the Company ("Outside Directors"). Options to purchase 5,000 shares of Common Stock are automatically granted to Outside Directors upon their initial election to the Board of Directors. In addition, options to purchase 2,000 shares of Common Stock are automatically granted to each Outside Director upon his reelection to the Board of Directors if such director has served as such for at least one year prior to such reelection. The exercise price of such options is equal to the fair market value of the Common Stock on the date of election. The term of such options is ten years and they are exercisable one year from the date of grant.

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

         The compensation of the Company's executive officers and key managers, 25 persons including the Named Executive Officers in fiscal 1996 (collectively referred to in this report as "executives"), is reviewed and approved annually by the Compensation Committee of the Board of Directors, currently comprised of three non-employee directors. In addition to reviewing and approving executives' salary and bonus arrangements, the Compensation Committee establishes policies and guidelines for other benefits and administers the awards of stock and stock options pursuant to the Company's stock plans. The Compensation Committee is assisted in making compensation decisions by the Company's Chief Executive Officer (referred to in this report as the "CEO") and independent professional compensation consultants.

COMPENSATION POLICIES AND PROCEDURES APPLICABLE TO EXECUTIVES FOR FISCAL 1996

         General. Compensation of the Company's executives is intended to attract, retain, and reward persons who are essential to the corporate enterprise. The fundamental policy of the Company's executive compensation program is to offer competitive compensation to executives that appropriately rewards the individual executive's contribution to corporate performance. The objective corporate performance measurements utilized by the Compensation Committee in fiscal 1996 for establishing executive compensation was the Company's earnings before taxes ("EBT") which measurement the Compensation Committee believes reflects shareholder value. Additionally, the Compensation Committee utilizes subjective criteria for evaluating individual performance, and relies substantially on the key managers, principally the CEO, in doing so. The Compensation Committee focuses on three primary components of the Company's executive compensation program, each of which is intended to reflect individual and corporate performance: base salary compensation, annual incentive compensation, and long-term incentive compensation.

         The compensation of James E. Herring is determined, in part, in accordance with an employment agreement between Mr. Herring and United Knitting that was negotiated on an arm's length basis between representatives of the Company and Mr. Herring and executed in January 1994 when the Company acquired United Knitting. The employment agreement provides for an annual base salary of $245,000 per year for three years, an award of options to purchase 135,000 shares of Common Stock (see "Report on Repricing of Options/SARs"), and participation in a bonus plan dependent primarily upon United Knitting's earnings.

         Base Salary Compensation. Executives' base salaries are determined primarily by reference to compensation packages for similarly situated executives of companies of similar size or in comparable lines of business, with whom the Company expects to compete for executive talent. The Compensation Committee also assesses subjective qualitative factors to discern a particular executive's relative "value" to the corporate enterprise in establishing base salaries. At the initial Compensation Committee meeting each fiscal year, the Company's CEO proposes to the Compensation Committee a compensation package for each of the Company's executives, excluding the CEO. The Compensation Committee reviews the CEO's recommendations and determines the appropriate compensation packages for each of the executives for the forthcoming fiscal year. It has been the objective of the Compensation Committee, based on formal surveys conducted by the Company's compensation consultants and informal surveys of other publicly held companies in the textile industry or of similar market capitalization, that base salaries for the Company's executives be targeted at the 50th percentile of total cash compensation for comparable positions. The Compensation Committee believes that the Company's principal competitors for executive talent are not necessarily the same companies that would be included in a peer group compiled for purposes of measuring shareholder returns. Consequently, the comparable companies examined for compensation purposes are not the same as the companies comprising the Media General Financial Services Industry Group 56 -- Textile Manufacturing Index in the Performance Graph included in this Proxy Statement.

         Annual Incentive Compensation. At the initial Compensation Committee meeting, the Compensation Committee also establishes the amounts available for cash bonuses (in the aggregate and per executive) based on the achievement of Company performance objectives approved by the full Board of Directors. The policy of the Compensation Committee for fiscal 1996 was to provide for potential bonuses based on corporate operating performance in amounts ranging from 15% to 50% of the executives' base salaries. The bonus pool for Dyersburg Fabrics employees was weighted towards Dyersburg Fabrics' EBT. The bonus pool for United Knitting employees was weighted towards United Knitting's EBT.
Based on the Company's 1996 EBT, an aggregate of approximately 73% of the bonus pool was distributed to the executives as incentive compensation. Executives would not have been entitled to any incentive compensation if EBT was less than 75% of targeted amounts. The objective corporate performance portion (75%) of the bonus pool was divided among the individual executives based upon sharing ratios established at the beginning of the fiscal year. The sharing ratios were determined on the basis of base salaries as well as the subjective, informal evaluation by the CEO of an individual executive's performance and his or her ability to affect the Company's operating performance.

         Long-Term Incentive Compensation. It is the Compensation Committee's philosophy that significant stock ownership by management creates a powerful incentive for executives to build long-term shareholder value. Accordingly, the Compensation Committee believes that an integral component of executive compensation is the award of equity-based compensation, which is intended to align executives' long-term interests with those of the Company's shareholders. Awards of stock options to executives have historically been at then-current market prices and, in keeping with the Company's objective to link pay with corporate performance, generally vest over a period of one to five years depending on the percentage increase in the Company's pre-tax earnings over the prior fiscal year. In general, the amount of shares subject to option awards are consistent with the relative pay levels of the executives. On January 15, 1996, the Compensation Committee determined that because substantially all of the existing options outstanding pursuant to the 1992 Stock Plan had exercise prices well in excess of the market price of the Common Stock, the effectiveness of such options as incentives to management performance had been substantially impaired. Accordingly, the Compensation Committee approved the exchange of the existing options for new options on specified terms. See "Report on Repricing of Options/SARs."

CEO MCBRIDE'S COMPENSATION

         In reviewing and approving Mr. McBride's fiscal 1996 compensation, the Compensation Committee considered the same criteria detailed herein with respect to executives in general. Mr. McBride's base salary for fiscal 1996 was established at $259,375, a 2.6% increase over his fiscal 1995 base salary. Mr. McBride's incentive bonus for fiscal 1996 was $96,950, or 37.4% of his base salary. Had the Company achieved 100% of its targeted EBT in fiscal 1996, Mr. McBride would have been eligible for a bonus equivalent to 50% of his base salary, which is a higher percentage than that available to other executives. This is consistent with the Compensation Committee's philosophy that, because the Chief Executive Officer is in the greatest position to affect Company operating performance, he should have the largest portion of his compensation "at risk."

COMPLIANCE WITH INTERNAL REVENUE CODE 162(M)

         Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), enacted as part of the Omnibus Budget Reconciliation Act of 1993, generally disallows a tax deduction to public companies for compensation over $1,000,000 paid to Named Executive Officers. Under the regulations, certain "performance based" compensation is not subject to the deduction limit. The 1992 Stock Plan contains certain per-participant limitations on grants pursuant to the 1992 Stock Plan so that awards of stock options pursuant to such plan should be considered "performance based." Because the Company does not believe it is otherwise in any immediate danger of losing any deductions, no definitive determinations have been made by the Compensation Committee as to whether it will cause the $1,000,000 limit to be exceeded in the future.

        JULIUS KOPPELMAN, Chairman    L.R. JALENAK, JR.   JULIUS LASNICK

                               PERFORMANCE GRAPH

         The following graph compares the cumulative returns of $100 invested on May 12, 1992 (the date of the Company's initial public offering) in (a) the Company, (b) the Media General New York Stock Exchange Index ("NYSE"), and (c) the Media General Financial Services Industry Group 56 - Textile Manufacturing Index ("Textile Manufacturing"), assuming reinvestment of all dividends.

                                   [GRAPH]

                                05/92           09/92           09/93           09/94           09/95           09/96
Dyersburg Corporation           100              70              75              71              52              63
Media General NYSE Index        100             100             115             121             146             173
Media General Textile Mfg.      100              97              99              96              93             107

           PROPOSAL TWO - RATIFICATION OF APPOINTMENT OF ACCOUNTANTS

         Upon recommendation of the Audit Committee, the Board of Directors has appointed Ernst & Young LLP, independent public accountants, to audit the accounts of the Company for fiscal 1997 and recommends that shareholders vote to ratify such selection. A representative of Ernst & Young LLP is expected to be present at the Annual Meeting, will have an opportunity to make a statement if he or she so desires, and is expected to be available to respond to appropriate questions. THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE "FOR" PROPOSAL TWO.

                           PROPOSALS OF SHAREHOLDERS

         A proper proposal submitted by a shareholder in accordance with applicable rules and regulations for presentation at the Company's Annual Meeting of Shareholders in 1998 and received at the Company's executive offices no later than August 19, 1997, will be included in the Company's Proxy Statement and form of proxy relating to such Annual Meeting.

                                 OTHER MATTERS

         The Board of Directors is not aware of any matter to be presented for action at the meeting other than the matters set forth herein. Should any other matter requiring a vote of shareholders arise, the proxies in the enclosed form confer upon the person or persons entitled to vote the shares represented by such proxies discretionary authority to vote the same in accordance with their best judgment in the interest of the Company.

                            METHOD OF COUNTING VOTES

         Unless a contrary choice is indicated, all duly executed proxies will be voted in accordance with the instructions set forth on the back side of the proxy card. Abstentions and broker non-votes will be counted as present for purposes of determining a quorum. Abstentions and broker non-votes are treated as votes against the proposals presented to the shareholders other than the election of directors and the verification of the appointment of the Company's accountants. Because directors are elected by a plurality of the votes cast, abstentions are not considered in the election. A broker non-vote occurs when a broker holding shares registered in street name is permitted to vote, in the broker's discretion, on routine matters without receiving instructions from the client, but is not permitted to vote without instructions on non-routine matters, and the broker returns a proxy card with no vote (the "non-vote") on the non-routine matter.

                         FINANCIAL STATEMENTS AVAILABLE

         A copy of the Company's 1996 Annual Report containing audited financial statements accompanies this Proxy Statement. The Annual Report does not constitute a part of the proxy solicitation material.

         UPON WRITTEN REQUEST TO WILLIAM S. SHROPSHIRE, JR., SECRETARY, DYERSBURG CORPORATION, 1315 PHILLIPS STREET, DYERSBURG, TENNESSEE 38024, THE COMPANY WILL PROVIDE, WITHOUT CHARGE, COPIES OF THE COMPANY'S ANNUAL REPORT TO THE SEC ON FORM 10-K.

                                        BY ORDER OF THE BOARD OF DIRECTORS,


                                        /s/ William S. Shropshire, Jr.
                                        WILLIAM S. SHROPSHIRE, JR.
                                        SECRETARY




December 16, 1996

                                                                      APPENDIX A

                                     PROXY
                             DYERSBURG CORPORATION

     THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF SHAREHOLDERS OF DYERSBURG CORPORATION (THE "COMPANY") TO BE HELD JANUARY 22, 1997.

     The undersigned hereby appoints T. Eugene McBride and William S. Shropshire, Jr., and each of them, as proxies, with full power of substitution, to vote all shares of the undersigned as shown hereon on this proxy at the Annual Meeting of Shareholders of the Company to be held at The Millennium Hotel, 145 West 44th Street, New York, New York 10036, on Wednesday, January 22, 1997, at 9:00 a.m. E.S.T. and any adjournment thereof.

     Your shares will be voted in accordance with your instructions. IF NO CHOICE IS SPECIFIED, SHARES WILL BE VOTED FOR THE ELECTION OF ALL THREE NOMINEES AND FOR RATIFICATION OF THE APPOINTMENT OF ACCOUNTANTS.

--------------------------------------------------------------------------------
 IF YOU HAVE CHANGED YOUR ADDRESS, PLEASE PRINT YOUR NEW ADDRESS ON THIS LINE.

             (PLEASE DATE AND SIGN THIS PROXY ON THE REVERSE SIDE.)

(1) ELECTION OF DIRECTORS:

FOR all nominees listed        WITHHOLD AUTHORITY
to the right (except as        to vote for all nominees
marked to the contrary)        listed to the right
        [ ]                    [ ]

(2) Ratification of Appointment of Accountants:

    FOR      AGAINST      ABSTAIN

    [ ]        [ ]          [ ]

Class II director nominees: L.R. Jalenak, Jr., T. Eugene McBride and Patricia Hilsberg
(INSTRUCTION: To withhold authority to vote for any individual nominee, print that nominee's name in the space provided below.)

---------------------------------------------------------

(3) In their discretion on any other matter that may properly come before said meeting or any adjournment thereof.

PLEASE SIGN HERE AND RETURN PROMPTLY

---------------------------------------------------------

---------------------------------------------------------

Date:                                    , 199
     ------------------------------------     --


PLEASE SIGN EXACTLY AS YOUR NAME APPEARS ON YOUR STOCK CERTIFICATE. IF REGISTERED IN THE NAMES OF TWO OR MORE PERSONS, EACH SHOULD SIGN. EXECUTORS, ADMINISTRATORS, TRUSTEES, GUARDIANS, ATTORNEYS, AND CORPORATE OFFICERS SHOULD SHOW THEIR FULL TITLES.